--------------------------------------------------------------------------------
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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           OHIO CASUALTY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           OHIO CASUALTY CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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




                           OHIO CASUALTY CORPORATION
                             136 NORTH THIRD STREET
                              HAMILTON, OHIO 45025


                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                           TO BE HELD APRIL 17, 1996

                                                                Hamilton, Ohio
                                                                March 8, 1996

To the Shareholders:

                 The Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Casualty Corporation (the "Company") will be held in the meeting rooms of The Hamiltonian Hotel, One Riverfront Plaza, Hamilton, Ohio 45011, on Wednesday, April 17, 1996, at 10:30 a.m., local time, for the following purposes:

         (1) To elect the following four Directors for terms expiring in 1999 (Class III), as successors to the class of Directors whose terms expire in 1996: Arthur J. Bennert, Catherine
                 E. Dolan, Jeffery D. Lowe and Lauren N. Patch.

         (2) To approve the proposal to amend Article Fourth of the Company's Amended Articles of Incorporation to increase the authorized number of common shares, $.125 par value, of the Company from 70,000,000 to 150,000,000 common shares.

         (3) To consider and act upon, in their discretion, such other matters as may properly come before the Annual Meeting or any adjournment thereof.

                 Holders of record of common shares of the Company as of the close of business on March 1, 1996 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of March 1, 1996, there were 35,402,446 common shares outstanding. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting.

                                             By Order of the Board of Directors,


                                             Howard L. Sloneker III, Secretary

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           OHIO CASUALTY CORPORATION
                             136 North Third Street
                              Hamilton, Ohio 45025

                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                   Approximate Date to Mail -- March 8, 1996

                 On behalf of the Board of Directors of Ohio Casualty Corporation (the "Company"), a proxy is solicited from you to be used at the Company's 1996 Annual Meeting of Shareholders (the "Annual Meeting") scheduled for Wednesday, April 17, 1996 at 10:30 a.m., local time, in the meeting rooms of The Hamiltonian Hotel, One Riverfront Plaza, Hamilton, Ohio 45011, or at any adjournment thereof.

                 Proxies in the form enclosed herewith are being solicited on behalf of the Company's Board of Directors. The common shares represented by proxies which are properly executed and returned will be voted at the Annual Meeting, or any adjournment thereof, as directed. Common shares represented by proxies properly executed and returned which indicate no direction will be voted in favor of the nominees of the Board of Directors identified in the notice of meeting accompanying this Proxy Statement and for the adoption of the proposed amendment to Article Fourth of the Company's Amended Articles of Incorporation. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.


                            VOTING AT ANNUAL MEETING

                 As of March 1, 1996, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 35,402,446 common shares, which is the only outstanding class of capital stock of the Company. Each such common share is entitled to one vote on all matters properly coming before the Annual Meeting.


                 A quorum for the Annual Meeting is a majority of the outstanding common shares. Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain", "Against" or

"Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE ON THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION IS THE SAME AS A "NO" VOTE.

                             PRINCIPAL SHAREHOLDERS

                 The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 5% of the Company's outstanding common shares.

                                              Common
                                              Shares                 Percent
Name and Address                            Beneficially           of Common
of Beneficial Owner                            Owned                 Shares                Date
-------------------                         ------------           ----------              ----
FIRST NATIONAL BANK OF                       3,519,696(1)              9.94%             02-05-96
SOUTHWESTERN OHIO
Third and High Streets
Hamilton, Ohio 45011

THE CHASE MANHATTAN BANK,                    2,667,200(2)              7.54%             12-31-95
N.A., Trustee
1211 Avenue of the Americas
New York, New York 10036

THE CAPITAL GROUP, INC.                      2,556,500(3)              7.23%             02-08-96
333 South Hope Street
Los Angeles, California 90071

JOSEPH L. MARCUM                             2,246,716(4)              6.35%(4)          03-01-96
136 North Third Street
Hamilton, Ohio 45025

____________________

(1) Based upon information provided to the Company by First National Bank of Southwestern Ohio (the "Bank"). The Bank holds the reported shares as trustee under various trust agreements and arrangements. The Bank has advised the Company that it has sole voting power for 3,253,287 shares, shared voting power for 0 shares, sole investment power for 1,417,646 shares, and shared investment power for 1,649,488 shares. 449,272 shares are held under trust arrangements for certain directors of the Company, and their respective spouses, which shares are also reported in the following table showing share ownership of directors and executive officers of the Company.


(2) 1,824,968 shares are held as trustee for the Company's Employee Savings Plan and 842,232 shares are held as trustee for the Company's Employees Retirement Plan. Voting power with respect to shares held in the Employee Savings Plan is exercised by the plan participants; investment power with respect to these shares is held by plan participants subject to limitations in the Plan. Voting and investment power with respect to shares held in the Employees Retirement Plan is exercised by the committee which administers the Employees Retirement Plan (the "Retirement Committee"). The Retirement Committee consists of Joseph L. Marcum, Lauren N. Patch and Barry S. Porter.


(3) Based upon information contained in a Schedule 13G dated February 8, 1996, as filed with the Securities and Exchange Commission by The Capital Group, Inc. The Capital Group, Inc. reported sole voting power for 0 shares, shared voting power for 0 shares and sole investment power for 2,556,500 shares as of December 29, 1995.

(4)      See share ownership information for Mr. Marcum in the following table.


                SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
                    AND NOMINEES FOR ELECTION AS DIRECTOR

        As of March 1, 1996, the directors of the Company, including the four persons intended by the Board of Directors to be nominated for election as directors, the executive officers of the Company named in the Summary Compensation Table and all executive officers and directors of the Company as a group beneficially owned common shares of the Company as set forth below.



                                                                              Shared
                                  Number of                             Investment/Voting
                                Common Shares          Options         Power Over Employees                    Percent of
     Name of Individual          Beneficially        Exercisable            Retirement                            Class
          or Group                Owned (1)        Within 60 Days         Plan Shares(2)          Total            (3)
          --------                ---------        --------------         --------------          -----            ---
 Arthur J. Bennert               19,178                 3,000                                        22,178
 Jack E. Brown                    1,100                 3,000                                         4,100
 Catherine E. Dolan                 100                 3,000                                         3,100
 Wayne Embry                        200                 6,000                                         6,200
 Vaden Fitton                   235,680(4)              3,000                                       238,680
 Jeffery D. Lowe                152,631(4)(7)               0                                       152,631
 Joseph L. Marcum             1,401,484(4)(5)
                                       (6)              3,000               842,232(1)            2,246,716         6.35
 Stephen S. Marcum              278,050(4)(6)           6,000                                       284,050
 Lauren N. Patch                204,052(4)(7)           3,500               842,232(1)            1,049,784         2.97
 Stanley N. Pontius               1,070                 6,000                                         7,070
 Howard L. Sloneker, III        191,180(7)              3,500                                       194,680
 William L. Woodall              23,484                 6,000                                        29,484
 Andrew T. Fogarty               54,643(4)(7)           3,300                                        57,943
 Jack H. Nelson (8)               9,142(7)(8)               0                                         9,142
 Barry S. Porter                 25,394(7)              3,500               842,232(1)              871,126         2.46
 ----------------
 All Executive Officers,
   Directors and
   Nominees as a Group (31    2,679,725               61,300                842,232               3,771,051        10.65
   Persons)
--------------------------------

(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2) Includes 842,232 shares held in the Company's Employees Retirement Plan as to which the named individual shares voting and investment power solely by reason of being a member of the Retirement Committee which administers such Plan. See Note (1) of the preceding table. Messrs. Joseph L. Marcum, Lauren N. Patch and Barry S. Porter disclaim beneficial ownership of these shares.

(3) Percentages are listed only for those individuals who own in excess of 1% of the outstanding shares.

(4) Includes the following number of shares owned by family members as to which beneficial ownership is disclaimed: Mr. Fitton, 116,542 Mr. Fogarty, 5,468; Mr. Joseph L. Marcum, 620,804; Mr. Lowe,
         132,400; Mr. Patch, 169,416; and Mr. Stephen S. Marcum, 84,090.

(5) Excludes 253,852 shares held by Mr. Marcum's wife in her capacity as a co-trustee of the estate of Howard Sloneker as to which shares Mr. Marcum has no voting or investment power.

(6)      Includes 72,306 shares held as a co-trustee of the Joseph L. and Sarah
         S. Marcum Foundation as to which voting and investment power is shared by Joseph L. and Stephen S. Marcum.

(7) The share ownership for Messrs. Lowe, Patch, Sloneker III, Fogarty, Nelson and Porter includes 4,605, 4,632, 1967, 15,319, 3,102 and 8,892 and shares, respectively, held for the accounts of these individuals by the trustee of the Company's Employee Savings Plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.

(8) Jack H. Nelson retired from his position as Senior Vice President on January 1, 1996.

                             ELECTION OF DIRECTORS

                 The Board of Directors intends that four persons named under Class III in the following table (the "Nominees") will be nominated for election at the Annual Meeting for three-year terms expiring in 1999. The terms of the remaining directors in Classes I and II will continue as indicated below. It is intended that the common shares represented by the accompanying proxy will be voted for the election as directors of the Nominees, unless otherwise instructed on the proxy. In the event that any one or more of the Nominees unexpectedly becomes unavailable for election, the common shares represented by the accompanying proxy will be voted in accordance with the best judgment of the proxy holders for the election of the remaining Nominees and for the election of any substitute nominee or nominees designated by the Board of Directors.

                 Under Ohio law and the Company's Regulations, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of the individual nominees specified on the accompanying proxy.

                                                          Position with Company and/or
                                                       Principal Occupation or Employment                        Director
     Name and Age(1)                                       During Last Five Years(2)                               Since
     ------------                                          ----------------------                                  -----

  NOMINEES:

  Class III Nominees For
    Term Expiring in
    1999:

  Arthur J. Bennert,                     Director of the Company, The Ohio Casualty  Insurance Company,            1989
            69                           West American Insurance Corporation, American Fire and Casualty
                                         Company, Ohio  Security Insurance Company  and The  Ohio  Life
                                         Insurance Company;  retired as an officer  of the  Company and its subsidiaries  on  January 1, 1992.


  Catherine E. Dolan,                    Managing  Director of the Financial  Institutions Group, First            1994
            38                           Union  National   Bank,  Charlotte,   North  Carolina,   since
                                         February 26,  1993; prior  thereto, Managing  Director of  the
                                         Insurance Division, Chase Manhattan Bank, New York.


  Jeffery D. Lowe,                       Vice President and Director of the Company,  The Ohio Casualty            1983
            50                           Insurance Company, West American  Insurance Company,  American
                                         Fire  and Casualty  Company, Ohio  Security Insurance  Company
                                         and OCASCO  Budget, Inc.; President  and Director  of The Ohio
                                         Life  Insurance  Company; employed  by  the  Company  and  its subsidiaries since 1972 in various capacities.

  Lauren N. Patch,                       President,  Chief  Executive   Officer  and  Director  of  the            1987
            45                           Company,  The Ohio  Casualty Insurance  Company, West American
                                         Insurance Company,  American Fire and  Casualty Company,  Ohio
                                         Security  Insurance  Company  and  OCASCO Budget,  Inc.;  Vice
                                         Chairman  and Director  of The  Ohio Life  Insurance  Company.
                                         Mr. Patch  became Chief  Executive Officer of  the Company  on
                                         January 1,  1994, and President of  the Company  on January 1,
                                         1991.   Mr. Patch  has been  employed by  the Company  and its
                                         subsidiaries since 1972 in various capacities.

                                                          Position with Company and/or
                                                       Principal Occupation or Employment                        Director
     Name and Age(1)                                       During Last Five Years(2)                               Since
     ------------                                          ----------------------                                  -----
  DIRECTORS WHOSE TERMS
    CONTINUE BEYOND THE
    ANNUAL MEETING :

  Class I -- Term
  Expiring in 1997 (3):

  Jack E. Brown,                         Chairman of  Board, BBI Marketing  Services, Inc., Cincinnati,            1994
            52                           Ohio (professional marketing consulting firm).

  Vaden Fitton,                          Director and  Retired First Vice President  of First National             1967
            67                           Bank of Southwestern Ohio, Hamilton, Ohio.

  Joseph L. Marcum,                      Chairman of the  Board and Director of the Company,  The Ohio             1949
            72                           Casualty  Insurance Company, West American Insurance Company,
                                         American Fire  and Casualty Company,  Ohio Security Insurance
                                         Company,  OCASCO Budget,  Inc.  and The  Ohio  Life Insurance
                                         Company.   Mr.  Marcum served as  Chief Executive  Officer of
                                         the  Company and  its subsidiaries  until December  31, 1993, and  President  of the  Company  and  its  subsidiaries until
                                         December 31, 1990.

  Howard L. Sloneker III,                Vice President,  Secretary and  Director of the  Company, The             1983
            39                           Ohio Casualty  Insurance  Company,  West  American  Insurance
                                         Company, American  Fire and  Casualty Company, Ohio  Security
                                         Insurance  Company and  OCASCO  Budget, Inc.;  Secretary  and
                                         Director  of The  Ohio  Life Insurance  Company. Mr. Sloneker
                                         has  been employed by the  Company and its subsidiaries since
                                         1979 in various capacities.

  Class II --
    Term Expiring in
    1998:                                Executive  Vice   President  and   General  Manager   of  the             1991
                                         Cleveland  Cavaliers   (professional  basketball  franchise);
  Wayne Embry,                           Chairman  of  Michael  Alan  Lewis  Company,  Cleveland, Ohio
            59                           (fabricators of materials for the automobile industry).

                                                          Position with Company and/or
                                                       Principal Occupation or Employment                    Director
     Name and Age(1)                                       During Last Five Years(2)                           Since
     ------------                                          ----------------------                              -----

  Stephen S. Marcum,                     Member of the law firm of Parrish, Beimford, Fryman, Smith  &          1989
            38                           Marcum Co.,  L.P.A., Hamilton,  Ohio; such firm  has provided legal  services to  the Company  and its  subsidiaries during the last fiscal year and continues to do so.

                                         President and  Chief  Executive  Officer of  First  Financial          1994
  Stanley N. Pontius,                    Bancorp and its principal  subsidiary, First National Bank of
            49                           Southwestern  Ohio, Hamilton,  Ohio; formerly  President  and
                                         Chief Executive Officer of Bank One, Mansfield, Ohio.


  William L. Woodall,                    Director  of   the  Company,  The   Ohio  Casualty  Insurance          1986
            72                           Company, West American  Insurance Company, American  Fire and
                                         Casualty  Company,  Ohio  Security Insurance  Company, OCASCO
                                         Budget,  Inc. and  The  Ohio Life Insurance Company;  retired as an officer of the Company and its subsidiaries on December
                                         31, 1990.


________________________

(1) Ages are listed as of the date of the Annual Meeting.

(2) The Ohio Casualty Insurance Company, Ohio Security Insurance Company, American Fire and Casualty Company, West American Insurance Company, OCASCO Budget, Inc. and The Ohio Life Insurance Company are subsidiaries of the Company.

(3) John P. March, a director whose term of office would have expired in 1997, retired from the Board of Directors as of December 31, 1995.

         OTHER DIRECTORSHIPS AND RELATED TRANSACTIONS AND RELATIONSHIPS

                 Wayne Embry is also a director of M. A. Hanna Company and Society Corporation; Vaden Fitton, Joseph L. Marcum, Lauren N. Patch and Stanley N. Pontius are also directors of First Financial Bancorp.

                 Joseph L. Marcum, the Chairman of the Board of the Company, retired as the Chief Executive Officer of the Company on December 31, 1993. Mr. Marcum receives annual benefits from the Company of $142,393 pursuant to the Company's Employees Retirement Plan. See "Pension Plans."

                 Stanley N. Pontius, a director of the Company, is the President and Chief Executive Officer of First Financial Bancorp and its subsidiary, First National Bank of Southwestern Ohio ("First National"). Catherine E. Dolan, a director of the Company, is a Managing Director of the Financial Institutions Group of First Union Bank ("First Union"). First National and First Union are members of a group of nine lending banks that are parties to a loan agreement with the Company, dated October 25, 1994, pursuant to which the Company obtained a term loan in the principal amount of $70,000,000 and secured a line of credit in a maximum principal amount of $50,000,000. The principal amount of the Company's indebtedness to First National and First Union as of December 31, 1995 was $4,999,714 and $7,000,080, respectively.


                 Jeffery D. Lowe is the son-in-law of Joseph L. Marcum; Lauren
N. Patch and Howard L. Sloneker III are brothers-in-law; and Stephen S. Marcum is the son of Joseph L. Marcum.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

                 During 1995, the Board of Directors held five meetings. All of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors.

                 The Board of Directors has standing Executive, Audit and Executive Compensation Committees, but does not have a Nominating Committee or committee performing similar functions.

                 The Executive Committee held eight meetings during 1995. The current members of the Executive Committee are Joseph L. Marcum, Lauren N. Patch, and Howard L. Sloneker III. Messrs. Patch and Sloneker attended all the meetings while Mr. Marcum attended four of the meetings. The Executive Committee is empowered to exercise all the powers of the Board of Directors in the management of the Company between meetings of the Board of Directors, other than filling vacancies in the Board or any other committee of the Board.

                 The Audit Committee held two meetings during 1995. The current members of the Audit Committee are Arthur J. Bennert, Jack E. Brown, Catherine E. Dolan, Wayne Embry, Vaden Fitton, Joseph L. Marcum, Stephen S. Marcum, Stanley N. Pontius and William L. Woodall. Each Audit Committee member attended both of the meetings in 1995. The Audit Committee's primary function is to meet with the independent auditors for the Company and to review the Company's internal and independent auditing and financial controls.

                 The Executive Compensation Committee held one meeting during 1995. The current members of the Executive Compensation Committee are Jack E. Brown, Vaden Fitton, and Joseph L. Marcum. Each member of the Executive Compensation Committee who was a member during 1995 attended such meeting. The Executive Compensation Committee administers the Company stock option plans and carries out the responsibilities described in the Executive Compensation Committee Report in this Proxy Statement.

                        DIRECTORS FEES AND COMPENSATION

                 Each director received $25,000 for services as a director of the Company during 1995. Each non-employee director of the Company or its subsidiaries received $1,500 per meeting for attending the regular meetings of the Board of Directors in 1995. Members of the Audit Committee also received $5,000 each for serving on that committee. In addition, members of the Executive Compensation Committee received $300 per meeting for each meeting attended. Joseph L. Marcum was paid an additional $65,000 during 1995 as compensation for serving as the Chairman of the Board.

                 On May 23, 1995, Wayne Embry, Stephen S. Marcum, Stanley N. Pontius and William L. Woodall, each of whom is a non-employee director of the Company ("Non-Employee Director"), were granted a non-qualified stock option (an "NQSO") to purchase 3,000 common shares of the Company at an exercise price of $30.50 per share, the closing market price of the common shares on the date of grant. Any individual who becomes or is re-elected a Non-Employee Director is automatically granted an NQSO to purchase 3,000 common shares effective on the third business day following the first meeting of the Board of Directors after his/her election or appointment to the Board. The exercise price of each NQSO granted to a Non-Employee Director is equal to the fair market value of the common shares on the date of grant. NQSOs granted to Non-Employee Directors have terms of ten years and may not be exercised during the six months following their date of grant.


                             EXECUTIVE COMPENSATION

                 The following table provides information concerning compensation paid to each of the Company's five most highly compensated executive officers for each of the Company's last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                  Annual
                                                               Compensation
                                                               ------------

          Name and Principal                                      Salary               All Other Compensation
               Position                         Year             ($)(1)                        ($)(2)
          ------------------                    ----             -------                    ------------
 Lauren N. Patch,                               1995             474,231                       13,477
   President and Chief                          1994             374,616                       10,489
   Executive Officer                            1993             324,808                        9,043

 Barry S. Porter,                               1995             233,208                        6,996
   Chief Financial                              1994             211,285                        6,339
   Officer and Treasurer                        1993             186,688                        5,580

 Andrew T. Fogarty,                             1995             231,300                        6,939
   Senior Vice                                  1994             220,838                        6,625
   President                                    1993             206,700                        6,201

 Jeffery D. Lowe,                               1995             231,012                        3,090
   Vice                                         1994             227,781                        4,699
   President                                    1993             215,006                        4,454

 Jack H. Nelson,                                1995             215,040                        6,667
   Senior Vice                                  1994             169,218                        5,062
   President                                    1993             156,600                        4,698


____________________

(1) Includes annual directors' fees for Messrs. Patch and Lowe. See "DIRECTORS FEES AND COMPENSATION."


(2) Includes for Messrs. Patch, Porter, Fogarty, Lowe and Nelson for 1995 the amounts of $4,500, $4,500, $4,500, $3,090 and $4,500, respectively, contributed by the Company under the Company's Employee Savings Plan. Also includes for Messrs. Patch, Porter, Fogarty and Nelson for 1995 the amounts of $8,977, $2,439, $2,496 and $2,167, respectively, contributed by the Company under the Company's Supplemental Executive Savings Plan, a non-qualified Plan.



                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------

                 No stock options or stock appreciation rights ("SARs") were granted by the Company during the last fiscal year to any of the executive officers of the Company named in the Summary Compensation Table.

                    Option/SAR Exercises in Last Fiscal Year
                    ----------------------------------------

                 The following table sets forth information concerning the exercise of stock options and SARs during the last fiscal year by each of the executive officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised stock options and SARs held by such executive officers:



                                                Aggregated Option/SAR Exercises in
                                      Last Fiscal Year and Fiscal Year-End Option/SAR Values
                                      ------------------------------------------------------
                                                                                                   Value of
               Number of                                 Number of Shares                         Unexercised
                 Shares                               Underlying Unexercised                     In-the-Money
              Acquired on                                  Options/SARs                          Options/SARs
              Exercise (#)          Value              at Fiscal Year-End(#)                at Fiscal Year-End($)(1)
                                                     -------------------------             -------------------------
  Name                           Realized($)         Exercisable Unexercisable             Exercisable Unexercisable
  ----                           -----------         ----------- -------------             ----------- -------------
Lauren N.          0                   0               3,500            0                     37,188         0
Patch

Barry S.         500               9,563               3,500            0                     37,188         0
Porter

Andrew T.          0                   0               3,300            0                     35,063         0
Fogarty

Jeffery D.         0                   0                   0            0                          0         0
Lowe

Jack H.            0                   0                   0            0                          0         0
Nelson

-------------------------------

(1) "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is based upon the fair market of the Company's common shares on December 29, 1995 ($38.75), less the exercise price of in-the-money options and SARs at the end of the last fiscal year.

                                 Pension Plans
                                 -------------

                 The following table sets forth the estimated annual benefits payable under the Employees Retirement Plan and the Ohio Casualty Insurance Company Benefit Equalization Plan (the "Benefit Equalization Plan") to participants in such plans, including the executive officers named in the Summary Compensation Table, upon retirement in specified compensation and years of service classifications:

                                          PENSION PLANS TABLE

                                        Estimated Annual Benefits
                                      For Years of Service Indicated
                                      ------------------------------
                   15        20         25         30         35         40        45
Annual Earnings   Years     Years      Years      Years      Years      Years     Years
---------------  ------    ------     ------     ------     ------     ------    ------
  $125,000      $ 28,177  $ 37,569   $ 46,961   $ 56,353   $ 65,745   $ 75,138  $ 84,530
   175,000        40,177    53,569     66,961     80,353     93,745    107,138   120,530
   225,000        52,177    69,569     86,961    104,353    121,745    139,138   156,530
   275,000        64,177    85,569    106,961    128,353    149,745    171,138   192,530
   325,000        76,177   101,569    126,961    152,353    177,745    203,138   228,530
   375,000        88,177   117,569    146,961    176,353    205,745    235,138   264,530
   400,000        94,177   125,569    156,961    188,353    219,745    251,138   282,530
   425,000       100,177   133,569    166,961    200,353    233,745    267,138   300,530
   450,000       106,177   141,569    176,961    212,353    247,745    283,138   318,530
   475,000       112,177   149,569    186,961    224,353    261,745    299,138   336,530
   500,000       118,177   157,569    196,961    236,353    275,745    315,138   354,530
   525,000       124,177   165,569    206,961    248,353    289,745    331,138   372,530
   550,000       130,177   173,569    216,961    260,353    303,745    347,138   390,530
   600,000       142,177   189,569    236,961    284,353    331,745    379,138   426,530



                 Retirement benefits under the Company's Employees Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), are generally payable to full-time and regular part-time salaried employees whose participation in the plan has vested (currently requiring the completion of five years of service) upon retirement at age 65 or in reduced amounts upon retirement prior to age 65 if the participant has ten years of vested service. A retiree's benefit amount is based upon his or her credited years of service and average annual compensation (salary) for the five consecutive years of highest salary during the last ten years of service immediately prior to age 65 or, if greater, the average annual compensation paid during the 60 consecutive month period immediately preceding retirement or other termination of employment. Such retirement benefits are reduced by a portion of the retiree's Social Security-covered compensation. Benefits figures shown in the table above are computed on the assumption that participants retire at age 65 and are entitled to a single life annuity.

                 Section 401(a)(17) of the Code prohibits compensation in excess of $150,000 from being taken into account in determining benefits payable under a qualified pension plan. As a result, the Benefit Equalization Plan was adopted for those employees who are adversely affected by these provisions of the Code. The Benefit Equalization Plan provides for payment of benefits that would have been payable under the Employees Retirement Plan but for the limitation on compensation imposed by the Code. Upon retirement, participants receive the actuarial equivalent present value of the benefit payable under the Benefit Equalization Plan in a lump sum.

                 At December 31, 1995, credited years of service and average annual earnings under the Employees Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table were: Lauren N. Patch, 19.5 years ($305,888); Barry S. Porter, 21.5 years ($192,183); Andrew T. Fogarty, 23.5 years ($208,731); Jeffery D. Lowe,
20.5 years ($184,035); and Jack H. Nelson, 36 years ($164,037).  The compensation covered by the Employees Retirement Plan and the Benefit Equalization Plan is the amount shown in the Summary Compensation Table as salary, less any directors' fees.


                    EXECUTIVE COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

                 The Executive Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors. The current members of the Committee are Messrs. Brown, Fitton, and Marcum. John P. March served as a member of the Committee until his retirement from the Company's Board of Directors on December 31, 1995.


                 The Committee is responsible for establishing the compensation for Mr. Patch, the Company's President and Chief Executive Officer. The cash compensation of the Company's other executive officers is determined by the Company's Chief Executive Officer. The decisions by the Committee and the Chief Executive Officer relating to the compensation of the Company's executive officers are given final approval by the full Board. During 1995, no compensation decisions of the Committee or the Chief Executive Officer were modified or rejected in any material way by the full Board.


COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

                 In establishing the cash compensation of the Company's executive officers, both the Committee and the Chief Executive Officer have sought to create a compensation program that rewards individual contributions and achievements and that is adequate to attract and retain executives. In setting the compensation of its executive officers, including the Chief Executive Officer, the Company does not apply a formula approach that links cash compensation to corporate performance nor does it utilize any formal survey or other compilation of empirical data of the executive compensation paid by other companies. Instead, executive compensation is determined based upon a highly subjective evaluation of a number of factors, including individual performance, contributions and experience; the Company's financial performance as compared with prior years; and general economic conditions. None of these factors is assigned any specific weighting. The evaluation of Company financial performance is also subjective and does not focus on any specific measure, nor is it based on the achievement of any predetermined performance targets.

                 Although neither the Committee nor the Chief Executive Officer has relied upon empirical data in making executive compensation decisions, they are generally familiar with the compensation levels of other companies in the insurance industry with which the Company competes for executive talent. The Committee and the Chief Executive Officer believe that the Company's compensation program has, historically, been adequate to enable the Company to attract and retain outstanding executives.

1995 CASH COMPENSATION

                 The cash compensation paid in 1995 to Mr. Patch was approved by the Committee in late 1994. The compensation of Mr. Patch was increased effective January 1, 1995, from $350,000 to $450,000. The decision by the Committee to increase Mr. Patch's compensation was based on a subjective evaluation of Mr. Patch's performance and contributions in 1994 in the manner described above and a general perception by the Committee that Mr. Patch's compensation is low in comparison to the compensation paid to chief executive officers of insurance companies of similar size to the Company. The Committee's conclusion that Mr. Patch's compensation was low on a relative basis was not based on any empirical data or a comparison to any specific company or companies. No attempt was made by the Committee to link Mr. Patch's salary directly to the accomplishment of any specific measure of the Company performance, but general performance of the Company was part of the total mix of information taken into account by the Committee.

                 The 1995 cash compensation levels of the Company's executive officers (other than its President) were initially determined by the Company's Chief Executive Officer. The Board delegated this responsibility to the Chief Executive Officer because of his substantially greater knowledge of the contributions and performance of each of these officers. The increases in salaries received by these executive officers in 1995, totaling approximately 8.53%, were determined by the Chief Executive Officer based upon a subjective evaluation of the individual responsibilities and contributions of each of these individuals.

Stock-Based Compensation Plans

                 The Committee believes that stock-based performance compensation arrangements are important in providing incentive to members of the Company's management. Awards of stock options and stock appreciation rights are designed to accomplish this goal and to assist in the retention of executives. Because substantial option grants were made to the executive officers in 1992, the Committee decided not to make additional awards in 1993, 1994 and 1995.


               SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

        VADEN FITTON           JOHN P. MARCH*            JOSEPH L. MARCUM

                    AND BY THE COMPANY'S PRESIDENT AND CHIEF
                       EXECUTIVE OFFICER, LAUREN N. PATCH

*  Mr. March served as a member of the Committee through December 31, 1995.

                  EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION


                The directors of the Company who served as members of the Company's Executive Compensation Committee during 1995 were Vaden Fitton, John
P. March and Joseph L. Marcum. Joseph L. Marcum, is the Chairman of the
Board of Directors and former President and Chief Executive Officer of the Company. Mr. Marcum and Mr. Fitton also served as members of the Executive Compensation Committee of First Financial Bancorp, whose Chief Executive Officer, Stanley N. Pontius, is a member of the Board of Directors of the Company.

                As indicated in the Executive Compensation Committee Report on Executive Compensation, Lauren N. Patch, the Company's President and Chief Executive Officer, participates in decision-making regarding the compensation of certain executive officers named in the Summary Compensation Table. Mr. Patch is not a member of the Executive Compensation Committee.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                The following graph compares the five-year cumulative total shareholder return, including reinvested dividends, of the Company with the Dow Jones Equity Market Index and the Dow Jones Insurance Index for Property and Casualty Companies(1):


                                 [SEE ATTACHED]


                              1990     1991     1992     1993     1994     1995
                              ----     ----     ----     ----     ----     ----

DJ EQUITY MARKET INDEX       100.00   132.44   143.83   158.14   159.36   220.51

DJ INSURANCE P & C(1)        100.00   124.42   151.50   152.75   160.63   226.93

OHIO CASUALTY CORPORATION    100.00   127.42   169.95   179.74   167.35   240.02

 (1) The Dow Jones Insurance Index for Property and Casualty Companies (13 companies, including the Company) that are traditionally considered as a peer group of property and casualty insurance companies within the United States. The companies making up the Index are American International; Chubb Corp.; Cincinnati Financial; Continental Corp.; GEICO Corp.; General RE Corp.; Hartford Steam Boiler Co.; Loews Corp.; Ohio Casualty Corporation; Progressive Corp.; Safeco Corp.; St. Paul Co.'s; and USF&G Corp.

            PROPOSED AMENDMENT OF AMENDED ARTICLES OF INCORPORATION
                         TO INCREASE AUTHORIZED NUMBER
                                OF COMMON SHARES

                               (Item 2 on Proxy)

                 The Amended Articles of Incorporation of the Company presently authorize 72,000,000 shares, of which 70,000,000 are common shares, $.125 par value, and 2,000,000 are Preferred Shares, without par value. The Company's Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Article FOURTH of the Company's Amended Articles of Incorporation (the "Articles") be amended in order to increase the authorized number of shares of the Company to 152,000,000 shares, of which 150,000,000 will be common shares, $.125 par value ("Common Shares"), and 2,000,000 will be Preferred Shares, without par value, and recommending to the shareholders of the Company the approval of the proposed amendment. Thus, the only class of shares which will be increased in authorized number will be the Common Shares. Of the Company's presently authorized 70,000,000 Common Shares, as of December 31, 1995, 35,396,127 shares were outstanding, an aggregate of 1,242,500 shares were reserved for issuance under the Company's existing stock option plan and 18,319,313 shares were reserved for issuance under the Rights Agreement dated as of December 15, 1989, as amended (the "Rights Agreement"), between the Company and First Chicago Company of New York, as Rights Agent.
                 The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to increase the number of Common Shares that the Company is authorized to issue in order to ensure that the Company will have a sufficient number of authorized Common Shares available in the future to provide it with the desired flexibility to meet its business needs. If this proposal is approved by the shareholders, the additional Common Shares will be available for a variety of corporate purposes, including, for example, the declaration and payment of share dividends to the Company's shareholders; share splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of employee benefit plans; and use in other possible further transactions of a currently undetermined nature.
                 If the proposed amendment is adopted, the Company would be permitted to issue the additional authorized Common Shares without further shareholder approval, except to the extent otherwise required by the Articles, by law or by any securities exchange on which the Common Shares may be listed at the time. The authorization of additional Common Shares will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. It is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance could be detrimental to the Company and its shareholders. The Board of Directors does not intend to issue any Common Shares except on terms which the Board deems to be in the best interests of the Company and its shareholders. Existing shareholders of the Company will have no pre-emptive rights to purchase any Common Shares issued in the future. Depending on the terms thereof, the issuance of the Common Shares may or may not have a dilutive effect on the Company's then-existing shareholders. Other than the Common Shares which may be acquired pursuant to the Company's existing stock option plan or the Rights Agreement, the Company presently has no plans, agreements or understandings to issue any of the newly authorized Common Shares.
                 Although the Company has no such present intentions, the proposed increase in the authorized and unissued Common Shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of Common Shares, to acquire control of the Company with a view to imposing a merger, sale of all or any part of its assets or a similar transaction without prior approval of the Company's Board of Directors, since the issuance of new Common Shares, in a public or private sale, merger or similar transaction could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company. Furthermore, since the Company's Regulations require that the removal of a director be approved by the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all of the outstanding voting shares of the Company, the Board could (within the limits imposed by Ohio law) issue new Common Shares to purchasers who, together with other shareholders of the Company, might block such an 80% vote.
                 As of March 1, 1996, the Company's executive officers and directors held Common Shares entitling them to exercise approximately 10.65% of the Company's voting power.
         The Company's Articles and Regulations contain other provisions that may have anti-takeover effects. The Articles provide, among other things, for
(i) the approval of the holders of at least 80% of the outstanding Common Shares to authorize certain business combinations involving the Company and a holder of 20% or more of the voting power of the Company or any affiliate or associate of such a holder, unless a "minimum price per share" (as defined in the Articles) is paid to all shareholders and certain other conditions are satisfied; (ii) the approval of the holders of two-thirds of the voting power of the Company (including any outstanding Preferred Shares) to authorize any change in the Articles or Regulations or to approve certain significant corporate transactions, unless the matter has been approved by a vote of two-thirds of the Directors; and (iii) the elimination of cumulative voting in the election of directors. In addition, the Regulations of the Company provide, among other things, for (i) a classified Board of Directors divided into three classes;
(ii) an 80% shareholder vote to remove directors; (iii) special requirements to nominate directors; and (iv) the approval of the holders of at least 50% of the voting power of the Company to call a special meeting of shareholders. The availability of the Preferred Shares might also be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of the Company's Common Shares, to acquire control of the Company with a view to effecting a merger, sale of the Company's assets or similar transaction, since the issuance of Preferred Shares could be used to dilute the share ownership or voting rights of a person or entity seeking to obtain control of the Company. Additionally, certain companies have issued, as a dividend to holders of their Common Shares, preferred shares having terms designed to discourage third parties from acquiring control of such companies, and the Preferred Shares would be available for such purpose.
                 The Company also has adopted the Rights Agreement, pursuant to which the Company's common shareholders hold rights to purchase in certain cases additional Common Shares at a price of $75.00 per share. Each outstanding Common Share is accompanied by one-half of a purchase right. Under certain circumstances, including the acquisition by a person of 20% or more of the Company's outstanding Common Shares (without the prior approval of the directors of the Company), all rights holders, except the acquiror, may purchase Common Shares of the Company having a value of twice the exercise price of the rights, subject to adjustment as provided in the Rights Agreement. If the Company is acquired in a merger or other business combination after the acquisition of 20% of the Company's outstanding Common Shares (without prior Board approval), in certain cases rights holders may purchase the acquiror's shares at a similar discount.
                 The Company is not aware of any efforts to obtain control of the Company or to effect substantial accumulations of its shares. The Company does not presently intend to submit to its shareholders for their approval other proposals that may be considered to have an anti-takeover effect.
                 THE AFFIRMATIVE VOTE OF THE HOLDERS OF COMMON SHARES ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTES ENTITLED TO BE CAST IS REQUIRED TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S ARTICLES. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Company's Articles with the Ohio Secretary of

State, which is expected to be accomplished as promptly as practicable after such approval is obtained.
                 THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S ARTICLES. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, IN FAVOR OF THE PROPOSED AMENDMENT TO ARTICLE FOURTH.

                                 ANNUAL REPORT

                 The Company's Annual Report for the fiscal year ended December 31, 1995 accompanies this Proxy Statement.


                         INDEPENDENT PUBLIC ACCOUNTANTS

                 The accounting firm of Coopers & Lybrand has served for many years as independent public accountants for the Company and its subsidiaries, and Coopers & Lybrand will continue to serve as independent public accountants for 1996. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 The Company's financial statements for the last fiscal year were examined by Coopers & Lybrand. In connection with the audit function, Coopers & Lybrand also reviewed the Company's annual and quarterly reports and reviewed its filings with the Securities and Exchange Commission.


                             SHAREHOLDER PROPOSALS

                 If an eligible shareholder wishes to present a proposal for action at the next annual meeting of shareholders of the Company, it must be received by the Company not later than November 10, 1996 for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. An eligible shareholder may present no more than one proposal of not more than five hundred (500) words, including supporting statements, for inclusion in the Company's proxy materials for the next annual meeting. Proposals shall be sent to Ohio Casualty Corporation, Attention: Howard L. Sloneker III, Secretary, 136 North Third Street, Hamilton, Ohio 45025.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

                 Based on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995, except that Mr. Jack E. Brown, one of the directors did not file a Form 4 for a stock purchase he executed during 1995. However, Mr. Brown reported the transaction on SEC Form 5 filed on February 13, 1996.


                                 OTHER MATTERS

                 The Company files annually with the Securities and Exchange Commission an Annual Report on Form 10-K. This report includes financial statements and financial statement schedules.

                 A SHAREHOLDER OF THE COMPANY MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST THEREFOR TO THE FOLLOWING ADDRESS:

                          OHIO CASUALTY CORPORATION
                          Attention: Barry S. Porter
                          Chief Financial Officer/Treasurer
                          136 North Third Street
                          Hamilton, Ohio  45025

                 Management and the Board of Directors of the Company know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the common shares represented by such proxy on such matters in accordance with their best judgment.


                            EXPENSES OF SOLICITATION

                 The expense of proxy solicitation will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $15,000.

                                        By Order of the Board of Directors,




                                        Howard L. Sloneker III, Secretary
March 8, 1996


02/23/96 = 0039545.01

                          OHIO CASUALTY CORPORATION
         This Proxy is solicited on behalf of the Board of Directors
                ANNUAL MEETING OF SHAREHOLDERS APRIL 17, 1996

        Each undersigned shareholder of Ohio Casualty Corporation (the "Company") hereby constitutes and appoints Joseph L. Marcum and Lauren N. Patch, or either one of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the meeting rooms of the Hamiltonian Hotel, One Riverfront Plaza, Hamilton, Ohio on Wednesday, April 17, 1996, at 10:30 a.m., local time, and at any adjournment thereof, all of the common shares of the Company which the undersigned would be entitled to vote if personaly present at such annual meeting, or at any adjournment thereof, as follows:

(1) TO ELECT THE FOLLOWING FOUR DIRECTORS FOR TERMS EXPIRING IN 1999 (CLASS
    III) AS SUCCESSORS TO THE CLASS OF FOUR DIRECTORS WHOSE TERMS EXPIRE IN
    1996:

  [ ] FOR all nomineas listed below (except as marked to the contrary below)*

                ARTHUR J. BENNERT       CATHERINE E. DOLAN

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

                JEFFERY D. LOWE         LAUREN N. PATCH

* INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                WRITE  THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


-------------------------------------------------------------------------------
(2) TO APPROVE THE PROPOSAL TO AMMEND ARTICLE FOURTH OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES, $.125 PAR VALUE, OF THE COMPANY FROM 70,000,000 TO 150,000,000 COMMON SHARES.

             [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

(3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.
        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE, IN THE ABSENCE OF SUCH INDICATION.
        THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR AND FOR PROPOSAL (2).



        All proxies previously given by the undersigned are hereby revoked. Receipt of the accompanying Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 1995, is hereby acknowledged.




                                            The signature or signatures to
                                            this proxy  should be the same as
                                            the name or names which appear
                                            hereon.  Persons signing as
                                            attorneys, executors,
                                            administrators, trustees or
                                            guardians should give full title as
                                            such.


                                            Dated:                       , 1996
                                                  -----------------------


                                           -----------------------------------


                                           -----------------------------------
                                               Signature(s) of Shareholder(s)

 PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.